UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE WENDY’S COMPANY
Name of the Registrant as Specified In Its Charter

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2.	Form, Schedule or Registration Statement No.:

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 24, 2012.

Meeting Information
THE WENDY’S COMPANY	Meeting Type: 2012 Annual Meeting of Stockholders
For holders as of: March 29, 2012
Date: May 24, 2012 Time: 10:00 a.m. (EDT)
THE WENDY’S COMPANY ONE DAVE THOMAS BLVD. DUBLIN, OH 43017	Location: W New York 541 Lexington Avenue New York, NY 10022

You are receiving this communication because you hold shares of stock in the above named company.

This is not a ballot or a proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or request a paper or e-mail copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice for information on how to obtain proxy materials and for voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	Admission Ticket

NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of the Company’s proxy materials for this annual meeting or future stockholder meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:          www.proxyvote.com

2) BY TELEPHONE:      1-800-579-1639

3) BY E-MAIL*:               sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Please make the request as instructed above on or before May 10, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Ballots will be available to stockholders who attend the meeting in person. Admission to the meeting will be by ticket only. Please review the proxy materials for the Company’s admission policy, including information on how to obtain an admission ticket. You may vote the shares by proxy prior to the meeting, even if you plan to attend the meeting in person. Directions to the meeting are available in the Investor Relations section of the Company’s website at www.aboutwendys.com.

Vote By Internet: To vote by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card and a postage-paid return envelope.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the proxy materials, which will include a proxy card that contains instructions on how to transmit your voting instructions by telephone.

Voting Items

Notice is hereby given that the 2012 Annual Meeting of Stockholders of The Wendy’s Company will be held at the W New York, 541 Lexington Avenue, New York, NY 10022, on May 24, 2012, beginning at 10:00 a.m. (EDT), for the following purposes:

The Board of Directors recommends you vote FOR the election of the director nominees named below:

  1.        Election of Directors:

Nominees:

01)     Nelson Peltz                          08)     J. Randolph Lewis

02)     Peter W. May                        09)     Peter H. Rothschild

03)     Emil J. Brolick                       10)     David E. Schwab II

04)     Clive Chajet                          11)     Roland C. Smith

05)     Edward P. Garden                12)     Raymond S. Troubh

06)     Janet Hill                               13)     Jack G. Wasserman

07)     Joseph A. Levato

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

  2.        To approve amendments to the Company’s Certificate of Incorporation to give stockholders the ability to call special meetings.

  3.        To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.

  4.        To approve an advisory resolution on executive compensation.

If any other matter properly comes before the annual meeting, shares represented by properly submitted proxies will be voted in accordance with the recommendation of the Board of Directors on such matter.

Only stockholders of record at the close of business on March 29, 2012, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting.

Notice of Proposed Amendments to Restated Certificate of Incorporation

The Wendy’s Company (the “Company”) hereby provides notice, under Section 242 of the Delaware General Corporation Law, that it is submitting proposed amendments (the “Amendments”) to the Company’s Restated Certificate of Incorporation (the “Charter”) for stockholder approval at the Company’s 2012 annual meeting of stockholders (appearing as Proposal 2 in the Company’s proxy materials for the 2012 annual meeting).

Currently, the Company’s By-Laws provide that special meetings of stockholders may be called only by a majority of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer. Proposal 2 would amend the Charter to also give holders of record of at least 20% in voting power of the Company’s outstanding capital stock the ability to request that a special meeting of stockholders be called, subject to the notice, information and other requirements set forth in the Amendments. The complete text of the Amendments, consisting of a new Section 15 to Article V of the Charter and conforming changes to Section 5(A) of Article V of the Charter, is attached as Appendix A to the Company’s proxy materials for the 2012 annual meeting. The following is a brief summary of the Amendments.

The Amendments contain certain notice, information and other requirements that stockholders must comply with when requesting a special meeting. In general, a stockholder who wishes to call a special meeting must first deliver to the Company a written request to fix a record date for determining the stockholders entitled to submit requests to call a special meeting. Each written request must be signed by the requesting stockholder and must include information concerning both the requesting stockholder and the business proposed to be brought before the special meeting, similar to the information currently required by the Certificate of Incorporation with respect to presenting stockholder business at annual meetings. A requesting stockholder must also include a representation as to whether such stockholder intends to solicit proxies from other stockholders in support of its proposal. Following the Company’s receipt of a valid written request to fix a record date, a record date would be fixed to determine the stockholders entitled to deliver special meeting requests. Stockholders would then have 60 days from that record date in which to submit valid written requests to call a special meeting. If the Company receives valid written requests from holders of at least 20% in voting power of the Company’s outstanding capital stock within the 60-day period, the Board would fix the date, time and place of the special meeting. Requesting stockholders must update and supplement their requests so that the information previously provided to the Company is true and correct both as of the record date for determining the stockholders entitled to notice of the special meeting and as of the tenth business day prior to the meeting. The Board would be entitled to submit its own proposal or proposals for consideration at the special meeting.

Under the Amendments, a special meeting request will be deemed ineffective and will not be accepted by the Company if:

•	the requesting stockholder does not comply with the Amendments’ notice, information and other requirements;

•	the proposal is not a proper subject for stockholder action under applicable law;

•

an identical or substantially similar item of business (as determined by the Board in good faith) will be submitted for stockholder approval at any stockholder meeting to be held within 120 days of the Company’s receipt of the request;

•	the request was received by the Company during the period beginning 90 days prior to the first anniversary of the most recent annual meeting and ending on the date of the next annual meeting;

•	an identical or substantially similar item of business was presented at the most recent annual meeting or at any special meeting held within the past 12 months; or

•	two or more special meetings have been held at the request of stockholders within the past 12 months.

If the Amendments are approved by the stockholders, the Company will file a restated certificate of incorporation that incorporates the Amendments with the office of the Secretary of State of the State of Delaware promptly after the 2012 annual meeting. This brief summary is qualified in its entirety by reference to the Company’s proxy materials for the 2012 annual meeting of stockholders, including Proposal 2 and Appendix A appearing therein. You are urged to read the proxy materials in their entirety by following the instructions provided in the accompanying Notice Regarding the Availability of Proxy Materials.